As filed with the Securities and Exchange Commission on March 26, 2025

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DYADIC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0486747 (I.R.S. Employer Identification No.)

1044 North U.S. Highway One, Suite 201 Jupiter, Florida 33477 (561) 743-8333 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Emalfarb

Chief Executive Officer

Dyadic International, Inc.
1044 North U.S. Highway One, Suite 201
Jupiter, Florida 33477
(561) 743-8333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ping Rawson Chief Financial Officer Dyadic International, Inc. 1044 North U.S. Highway One, Suite 201 Jupiter, Florida 33477 (561) 743-8333	Kimberly C. Petillo-Décossard Jessica Y. Chen White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8398 Fax: (212) 354-8113

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

On March 8, 2024, Dyadic International, Inc. (“Dyadic,” “we,” “us” or the “Company”) issued 8.0% Senior Secured Convertible Promissory Notes due March 8, 2027 in an aggregate principal amount of $6.0 million (the “Convertible Notes”) to certain purchasers and entered into a registration rights agreement (the “Registration Rights Agreement”) with such purchasers, pursuant to which the Company has agreed to register under the Securities Act of 1933, as amended (the “Securities Act”) any shares of common stock, par value $0.001 per share, of the Company (the “common stock”) issuable upon conversion of the Convertible Notes. Pursuant to the Registration Rights Agreement, the Company filed a Registration Statement on Form S-3 (Registration No. 333- 278916) with the Securities and Exchange Commission (the “Commission”) on April 24, 2024, which was declared effective by the Commission on May 7, 2024, to register the common stock of the Company issuable upon conversion of the Convertible Notes.

On October 4, 2024, the Company entered into an amendment to the Convertible Notes (the “Amendment”, and, together with the Convertible Notes, the “Amended Convertible Notes”) to amend, among other things, the conversion price contained therein. The Company is filing this Registration Statement on Form S-3 to register additional shares of common stock issuable upon conversion of the Amended Convertible Notes.

Subject to completion, dated March 26, 2025

PROSPECTUS

DYADIC INTERNATIONAL, INC.

Up to 840,384 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders named herein, including their donees, pledgees, assignees, transferees or other successors-in-interest (the “Selling Stockholders”) of up to 840,384 shares of common stock of the Company, which are issuable pursuant to the terms of the Amended Convertible Notes. Registering these shares of common stock issuable upon conversion of the Amended Convertible Notes for resale is required pursuant to the Registration Rights Agreement entered into by and between the Company and each Selling Stockholder on March 8, 2024. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” beginning on page 8 of this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their shares of common stock hereunder. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 4 of this prospectus. To the extent required by the Registration Rights Agreement, we have borne and will continue to bear the costs relating to the registration of these shares of common stock.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “DYAI.” On March 25, 2025, the closing price of our common stock was $1.38 per share.

You should carefully read this prospectus and any applicable prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein prior to making an investment decision.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in our most recent Annual Report on Form 10-K incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this prospectus, the Selling Stockholders may sell from time to time the shares of common stock described in this prospectus.

You should only rely on the information contained in this prospectus, incorporated by reference in this prospectus, or contained in any prospectus supplement or free writing prospectus filed with the SEC. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus or incorporated by reference in this prospectus. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, our shares of common stock only in jurisdictions where offers and sales are permitted.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock, and the information we have incorporated by reference in this prospectus is accurate on as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the shares of common stock being offered. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference into this prospectus and does not contain all the information you should consider before investing in our securities. You should carefully read the prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) is a global biotechnology platform company based in Jupiter, Florida with operations in the United States and a satellite office in the Netherlands, and it utilizes several third-party consultants and contract research organizations to carry out the Company’s activities. Over the past two plus decades, the Company developed a gene expression platform for producing commercial quantities of industrial enzymes and other proteins, and previously licensed this technology to third parties, such as Abengoa Bioenergy SA, BASF SE, Codexis, Inc. and others, for use in industrial (non-pharmaceutical) applications. This technology is based on the Thermothelomyces heterothallica (formerly known as Myceliophthora thermophila) fungus, which the Company named C1.

For the past nine years since the Company sold its industrial technology business to Danisco USA (“Danisco”), the industrial biosciences business of DuPont (NYSE: DD) (the “DuPont Transaction”), the Company has been focused on building innovative microbial protein production platforms to address the growing demand for global protein bioproduction and unmet clinical needs for effective, affordable, and accessible biopharmaceutical products for human and animal health and for other biologic products for use in non-pharmaceutical applications. As part of the DuPont Transaction, Dyadic retained co-exclusive rights to its proprietary and patented C1 protein production platform (the “C1 platform”) for use in all human and animal pharmaceutical applications, and currently, the Company has the exclusive ability to enter into sub-license agreements (subject to the terms of the license and to certain exceptions) for use in all human and animal pharmaceutical applications. Danisco retained certain rights to utilize the C1 platform in pharmaceutical applications, including the development and production of pharmaceutical products, for which it will be required to make royalty payments to Dyadic upon commercialization. In certain circumstances, Dyadic may owe a royalty to either Danisco or certain licensors of Danisco, depending upon whether Dyadic elects to utilize certain patents either owned by Danisco or in licensed by Danisco.

After the DuPont Transaction, the Company has directed its efforts toward advancing the C1 platform to address the increasing global demand for the development and manufacturing of prophylactic and therapeutic biopharmaceuticals for human and animal health. The Company’s biopharmaceutical development efforts have been centered on enhancing the capability of the C1 platform to produce stable, properly folded, and functional proteins for pharmaceutical applications, including vaccines and monoclonal antibodies. In addition to improving the quality and productivity of the C1 platform, the Company has sought to validate its platform for human use through a series of fully funded biopharmaceutical projects, extensive animal studies utilizing C1-produced proteins, and in 2024, the successful completion of a Phase 1 first-in-human study for a vaccine antigen produced using C1, which demonstrated its safety for human applications.

Recognizing the longer development timelines, clinical testing, and regulatory requirements associated with human and animal pharmaceutical products, the Company has refined its core business strategy to expand into recombinant (non-animal derived) alternative proteins for non-pharmaceutical applications in research, nutrition, and industrial markets. To address these opportunities, the Company has developed and launched the Dapibus™ Protein Production Platform (“Dapibus™”), which supports various applications within the alternative proteins field, namely in Life Sciences, Food & Nutrition, and Bioindustrial applications. Given the reduced developmental costs, shorter timelines, and fewer regulatory requirements associated with alternative proteins, Dapibus™ has enabled the Company to generate near-term recurring revenue while continuing to build long-term value through C1 for pharmaceutical applications. The Company anticipates achieving commercialization of certain alternative protein products in 2025 through a combination of existing collaborations and internal manufacturing efforts.

Corporate Information

We were incorporated in Delaware in September 2002. Our principal corporate offices are located at 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477. Our telephone number is (561) 743-8333. Our website is www.dyadic.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occurs, our business, business prospects, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as ‘anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. These factors include, among other things: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical and non-pharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain existing access to, and/or expand access to third party contract research organizations and other service providers in order to carry out our research and development projects and commercial activities for ourselves and third parties; (7) competitive pressures and reliance on our key customers and collaborators; (8) our ability, and the ability of the contract research organizations and other third-party service providers with whom we are currently working with or may work with in the future, to advance product candidates into, and successfully complete, preclinical studies and clinical trials and non-pharmaceutical application trials; (9) the commercialization of our product candidates, if approved; (10) the pharmaceutical, non-pharmaceutical and biotech industries, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of our fungal based microbial protein production platforms and our other technologies; (11) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd., and contract research organizations that we engage with; (12) the speculative nature and illiquidity of equity securities received as consideration from sub-licenses; (13) other factors discussed in the Company’s publicly available filings, including information set forth under the caption “Risk Factors” in the Annual Report on Form 10-K.

The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward- looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock to be offered by any of the Selling Stockholders pursuant to this prospectus and the applicable prospectus supplement. Any Selling Stockholder will pay any underwriting fees, discounts, selling commissions, and expenses incurred by such Selling Stockholder in disposing of its shares of common stock. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the Selling Stockholders identified in the table below, including their donees, pledgees, assignees, transferees or other successors-in-interest, up to 840,384 shares of common stock held by them. None of the Selling Stockholders received any of our securities as compensation for underwriting services. We will not receive any proceeds from the resale of the shares of common stock by the Selling Stockholders.

Up to 840,384 shares of common stock registered for resale hereunder are issuable upon conversion of the Amended Convertible Notes, issued by us to the Selling Stockholders. The Amended Convertible Notes were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Registering these shares of common stock issuable upon conversion of the Amended Convertible Notes for resale is required pursuant to the Registration Rights Agreement. The filing of this prospectus is pursuant to our obligations under the Registration Rights Agreement.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The column entitled “Shares Beneficially Owned Prior to Offering” lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock, as of March 25, 2025. The column entitled “Shares to be Sold in Offering” lists the shares of common stock being offered pursuant to this prospectus by the Selling Stockholders. The number of shares of common stock issuable upon conversion of the Amended Convertible Notes represents a good faith estimate of the maximum number of shares of common stock that may be issuable upon conversion of the Amended Convertible Notes, based on the aggregate principal amount that each Selling Stockholder acquired that may be payable in shares of common stock in connection with the conversion thereof, at a conversion price of $1.40 per share of common stock, which may be subject to adjustment in certain circumstances pursuant to the terms of the Amended Convertible Notes. The column entitled “Beneficially Owned After Offering” assumes that all shares of common stock reflected in the table as being offered covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the Selling Stockholders upon termination of the offering covered by this prospectus because the Selling Stockholders may offer some, all or none of their shares of common stock being offered in the offering.

The table below has been prepared based upon information furnished to us by the Selling Stockholders as of the dates represented in the footnotes accompanying the table. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of the shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each Selling Stockholder, the nature of any position, office or other material relationship, if any, that the Selling Stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of common stock beneficially owned by each Selling Stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the date hereof through the conversion of the Amended Convertible Notes.

As of March 25, 2025, the Company had 30,090,661 shares of common stock outstanding, with an additional 12,253,502 shares of common stock held in treasury.

	Shares Beneficially Owned Prior to Offering		Shares to be Sold in	Shares Beneficially Owned After Offering
Selling Stockholder(1)	Number	Percentage	Offering	Number	Percentage
Francisco Trust under agreement dated February 28, 1996(2)	4,089,950	13.6%	155,627	3,934,323	13.1%
Cluny Road Rental LP(3)	1,784,286	5.9%	155,627	1,628,659	5.4%
Barry M. Kitt(4)	1,311,694	4.4%	155,627	1,156,067	3.8%
CK Management LLC(5)	964,286	3.2%	155,627	808,659	2.7%
Bradley S. Emalfarb(6)(10)	579,073	1.9%	15,561	530,830	1.8%
Walter H. Morris DLW Partnership LP(7)	413,763	1.4%	38,906	374,857	1.2%
Jonathan E. Gozzo(8)	337,638	1.1%	58,360	279,278	*
Gregory J. Gozzo(9)	307,708	1.0%	58,360	249,348	*
Bradley Scott Emalfarb Irrevocable Trust dated 10-15-1999(10)	261,732	*	32,682	229,050	*
Emalfarb Descendant Trust dated December 15, 2021(11)	64,286	*	14,007	50,279	*

(*)	Less than 1%.

(1)	Except as otherwise noted, the address for each stockholder is c/o Dyadic International, Inc., 1044 North U.S. Highway One, Suite 201, Jupiter, Florida 33477.

(2)

Represents 4,089,950 shares of common stock. Consists of (i) 714,286 shares of common stock that would be received upon conversion of the Amended Convertible Note held by Francisco Trust under agreement dated February 28, 1996 (the “Francisco Trust”) and (ii) 3,375,664 shares of common stock held by the Francisco Trust. Mr. Thomas Emalfarb, nephew of Mr. Mark A. Emalfarb, our President and Chief Executive Officer, is the Trustee of the Francisco Trust. Mr. Thomas Emalfarb may be deemed to have voting, dispositive and investment power with respect to the shares of common stock held by the Francisco Trust and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Mr. Thomas Emalfarb and the Francisco Trust is 606 Dauphine Avenue, Northbrook, Illinois 60062.

(3)	Represents 1,784,286 shares of common stock. Consists of (i) 714,286 shares of common stock that would be received upon conversion of the Amended Convertible Note held by Cluny Road Rental LP (“Cluny Road”) and (ii) 1,070,000 shares of common stock held by Cluny Road. Mr. Gregory (“Skip”) Gozzo, the father of Mr. Gregory J. Gozzo and Mr. Jonathan E. Gozzo, is President of Cluny Road. Mr. Skip Gozzo may therefore be deemed to have voting, dispositive and investment power over the shares of common stock held by Cluny Road and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Mr. Skip Gozzo and Cluny Road is 190 Spyglass Lane Jupiter, Florida 33477.

(4)	Represents 1,311,694 shares of common stock. Consists of (i) 459,078 shares of common stock held of record by Mr. Barry M. Kitt, (ii) 138,330 shares of common stock held by Pinnacle Family Office Investments, LP and (iii) 714,286 shares of common stock that would be received upon conversion of the Amended Convertible Note held by Mr. Barry M. Kitt. Mr. Barry M. Kitt is the Manager of Pinnacle Family Office LLC, the General Partner of Pinnacle Family Office Investments, LP. Mr. Barry M. Kitt may be deemed to have voting, dispositive and investment power over the shares of common stock held by Pinnacle Family Office Investments, LP and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Mr. Barry M. Kitt and Pinnacle Family Office Investments, LP is 5910 North Central Expressway, Suite 1475, Dallas, Texas 75206.

(5)	Represents 964,286 shares of common stock. Consists of (i) 714,286 shares of common stock that would be received upon conversion of the Amended Convertible Note held by CK Management LLC (“CK Management”) and (ii) 250,000 shares of common stock held by CK Management. Mr. Cary Luskin and Mr. Kevin Luskin are co-managers of CK Management. Mr. Cary Luskin and Mr. Kevin Luskin may therefore be deemed to have voting, dispositive and investment power with respect to the shares of common stock held by the CK Management and disclaim any such beneficial ownership other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address for Mr. Cary Luskin, Mr. Kevin Luskin and CK Management is 3050 Chateau Lane, Palm Beach Gardens, Florida 33410.

(6)	Represents 579,073 shares of common stock. Consists of (i) 294,891 shares of common stock held by Mr. Bradley S. Emalfarb, (ii) 22,450 shares of common stock held by Ms. Lisa Emalfarb, wife of Mr. Bradley S. Emalfarb, for which Mr. Bradley S. Emalfarb may be deemed to have voting, dispositive and investment power with respect to such shares of common stock and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly and (iii) 261,732 shares of common stock held by the Irrevocable Trust (as defined and disclosed in footnote 10 below). Mark A. Emalfarb, our President and Chief Executive Officer, is the Trustee of the Irrevocable Trust and the brother of Mr. Bradley S. Emalfarb, who is the sole beneficiary of the Irrevocable Trust. Mr. Bradley S. Emalfarb, as sole beneficiary of the Irrevocable Trust, therefore, may be deemed to have voting, dispositive and investment power with respect to the shares of common stock held by the Irrevocable Trust and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Mr. Bradley S. Emalfarb is 163 South Wheeling Road, Wheeling, Illinois 60090.

(7)	Represents 413,763 shares of common stock. Consists of (i) 178,571 shares of common stock that would be received upon conversion of the Amended Convertible Note held by the Walter H. Morris DLW Partnership LP (the “Partnership”) and (ii) 235,192 shares of common stock held by the Partnership. Mr. Walter H. Morris is the General Partner and Manager of the Partnership. Mr. Walter H. Morris may therefore be deemed to have voting, dispositive and investment power over the shares of common stock held by the Partnership and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Mr. Walter H. Morris and the Partnership is 62 Pine Brook Court, Shenandoah, Texas 77381.

(8)	Represents 337,638 shares of common stock. Consists of (i) 267,857 shares of common stock that would be received upon conversion of the Amended Convertible Note held by Mr. Jonathan E. Gozzo, (ii) 15,093 shares of common stock held by Mr. Jonathan E. Gozzo and (iii) 54,688 shares of common stock held by Gregory Gozzo Children’s Trust FBO Jonathan E. Gozzo (the “Trust”). Mr. Jonathan E. Gozzo is the Trustee of the Trust and may therefore be deemed to have voting, dispositive and investment power of the shares of common stock held by the Trust. The address for Mr. Jonathan E. Gozzo and the Trust is 190 Spyglass Lane Jupiter, Florida 33477.

(9)	Represents 307,708 shares of common stock. Consists of (i) 267,857 shares of common stock that would be received upon conversion of the Amended Convertible Note held by Mr. Gregory J. Gozzo and (ii) 39,851 shares of common stock held by Gregory Gozzo Children’s Trust FBO Gregory J. Gozzo (the “Children’s Trust”). Mr. Gregory J. Gozzo is Trustee of the Children’s Trust. Mr. Gregory J. Gozzo may therefore be deemed to have voting, dispositive and investment power over the shares of common stock held by the Children’s Trust and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Mr. Gregory J. Gozzo and the Children’s Trust is 190 Spyglass Lane Jupiter, Florida 33477.

(10)

Represents 261,732 shares of common stock held by Bradley Scott Emalfarb Irrevocable Trust dated 10-15-1999 (the “Irrevocable Trust”). Mark A. Emalfarb, our President and Chief Executive Officer, is the Trustee of the Irrevocable Trust and the brother of Mr. Bradley S. Emalfarb, who is the sole beneficiary of the Irrevocable Trust. Mr. Bradley S. Emalfarb, as sole beneficiary of the Irrevocable Trust, therefore, may be deemed to have voting, dispositive and investment power with respect to the shares of common stock held by the Irrevocable Trust and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for the Irrevocable Trust is 193 Spyglass Court, Jupiter, Florida 33477, and the address of Mr. Bradley S. Emalfarb is 163 South Wheeling Road, Wheeling, Illinois 60090

(11)	Represents 64,286 shares of common stock that would be received upon conversion of the Amended Convertible Note held by Emalfarb Descendant Trust dated December 15, 2021 (the “Descendant Trust”). Messrs. Thomas Emalfarb, Scott Emalfarb and Michael Emalfarb, nephews of Mr. Mark A. Emalfarb, our President and Chief Executive Officer, are co-trustees of the Descendant Trust and may therefore be deemed to have shared voting, dispositive and investment power over the shares of common stock held by the Descendant Trust. The address for the Descendant Trust and Messrs. Thomas Emalfarb, Scott Emalfarb and Michael Emalfarb is c/o Mr. Thomas Emalfarb, 606 Dauphine Avenue, Northbrook, Illinois 60062.

Registration Rights

On March 8, 2024, in connection with the issuance of the Convertible Notes, we entered into the Registration Rights Agreement with the purchasers of the Convertible Notes, pursuant to which we have agreed to register under the Securities Act any of our common stock issuable upon the conversion of the Convertible Notes (the “Registrable Securities”). The filing of this prospectus is pursuant to our obligations under the Registration Rights Agreement. We will bear all expenses incurred in connection with the registration of the Registrable Securities. The Registration Rights Agreement also includes customary provisions regarding indemnification and contribution.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

●	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	delivery of shares in settlement of short sales;

●	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	one or more underwritten offerings on a firm commitment or best-efforts basis;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers, underwriters and other agents may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and the pledgee or other secured party, transferee or other successor in interest may sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, secured party, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances in which case the donees, pledgees, assignees, transferees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus and may sell such shares of common stock from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b)(3) under, or another applicable provision of, the Securities Act, amending, if necessary, the list of Selling Stockholders to include the donees, pledgees, assignees, transferees or other successors-in-interest as a Selling Stockholder under this prospectus.

Upon being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, pledgees, assignees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short after the effective date of the registration statement of which this prospectus forms a part and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus forms a part with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction), including in the short sale transactions.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Any compensation paid to underwriters, broker-dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement and shall comply with the rules and requirements of the Financial Industry Regulatory Authority.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities to which they may become subject, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

LEGAL MATTERS

White & Case LLP will pass upon the validity of the securities being registered hereby and other certain legal matters in connection with the registration of such securities. Additional legal matters may be passed upon for the Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2024, and for the year then ended incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://dyadic.com/investors. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-55264):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, including any amendments thereto or reports filed for the purpose of updating this description

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part effective upon filing shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

You can request a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus), at no cost, by writing or telephoning us at the following address or telephone number.

Dyadic International, Inc.
1044 North U.S. Highway One, Suite 201
Jupiter, Florida, 33477
(561) 743-8333

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown below are estimates, except for the Securities Exchange Commission, or the SEC, registration fee and the FINRA filing fee.

SEC Registration Fee		$178.84
FINRA Filing Fee		$675.22
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Printing Fees and Expenses		*
Transfer Agent Fees and Expenses		*
Miscellaneous Fees and Expenses		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Restated Certificate of Incorporation and Third Amended and Restated Bylaws provide that we generally will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time. However, we may modify the extent of such indemnification by individual contracts with its directors and officers. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Dyadic, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Dyadic.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

The underwriters will be obligated, under certain circumstances, pursuant to any underwriting agreements we enter into in connection with the sale of any securities being registered hereby, to indemnify us and our officers and directors against certain liabilities under the Securities Act.

Item 16. Exhibits. Exhibit No. Description of Exhibit		Incorporated by Reference
		Form	Original No.	Date Filed
1.1*	Form of Underwriting Agreement
3.1#	Restated Certificate of Incorporation dated November 1, 2004	10-12G	3.1	January 14, 2019
3.2#	Third Amended and Restated Bylaws dated March 28, 2023	8-K	3.1	March 29, 2023
4.1#	Specimen Stock Certificate Evidencing Shares of Common Stock	10-12G	4.1	January 14, 2019
4.2#	Registration Rights Agreement, dated as of March 8, 2024, by and among the Registrant and the purchasers party thereto	8-K	10.2	March 11, 2024
5.1**	Opinion of White & Case LLP
23.1**	Consent of Crowe LLP
23.2**	Consent of White & Case LLP (included in Exhibit 5.1)
107**	Filing Fee Table

Notes:

* To be filed by amendment or as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.

** Filed herewith.

# Previously filed with the SEC.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on March 26, 2025.

DYADIC INTERNATIONAL, INC.

March 26, 2025	By:	/s/ Mark A. Emalfarb
Mark A. Emalfarb
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints both Mark A. Emalfarb and Ping W. Rawson, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Emalfarb	Chief Executive Officer, Director	March 26, 2025
Mark A. Emalfarb	(Principal Executive Officer)

/s/ Ping W. Rawson	Chief Financial Officer	March 26, 2025
Ping W. Rawson	(Principal Financial Officer and Principal Accounting Officer)

/s Patrick Lucy	Chairman, Director	March 26, 2025
Patrick Lucy

/s/ Jack L. Kaye	Director	March 26, 2025
Jack L. Kaye

/s/ Seth J. Herbst, MD	Director	March 26, 2025
Seth J. Herbst, MD

/s/ Arindam Bose, Ph.D.	Director	March 26, 2025
Arindam Bose, Ph.D.

/s/ Michael P. Tarnok	Director	March 26, 2025
Michael P. Tarnok